Exhibit 99.1

FOR IMMEDIATE RELEASE
September 8, 2014

Contact: (analysts) Kris Wenker: 763-764-2607

(media) Kirstie Foster: 763-764-6364

GENERAL MILLS TO ACQUIRE ANNIE’S

Acquisition will expand General Mills’ fast-growing natural and organic foods business

MINNEAPOLIS, Minn. – General Mills, Inc. (NYSE:GIS) said today that it has entered into a definitive agreement to acquire Annie’s, Inc. (NYSE: BNNY), a leading U.S. producer of branded organic and natural food products with net sales of $204 million in its latest fiscal year (completed March 2014).

Annie’s will join General Mills’ U.S. natural and organic products portfolio, which includes the Cascadian Farm, Muir Glen, LÄRABAR and Food Should Taste Good brands. Net sales for these General Mills brands totaled approximately $330 million in its latest fiscal year (ended May 2014).

Jeff Harmening, General Mills Executive Vice President and Chief Operating Officer — U.S. Retail, said, “This acquisition will significantly expand our presence in the U.S. branded organic and natural foods industry, where sales have been growing at a 12 percent compound rate over the last 10 years. Annie’s competes in a number of attractive food categories, with particular strength in convenient meals and snacks—two of General Mills’ priority platforms. Consumers know and trust Annie’s purpose-driven culture and authentic brand. We believe that combining the Annie’s product portfolio and go-to-market capabilities with General Mills’ supply chain, sales and marketing resources will accelerate the growth of our organic and natural foods business.”

Under terms of the agreement, General Mills will acquire Annie’s for $46.00 per share in cash. The proposed transaction has an aggregate value of approximately $820 million. The Annie’s Board of Directors has unanimously recommended that Annie’s stockholders accept the General Mills offer. General Mills will launch a tender offer within ten business days to purchase all outstanding shares of Annie’s. General Mills’ offer will be subject to the tender of a majority of Annie’s shares and to certain other customary closing conditions including regulatory approval. The transaction is expected to close later in calendar 2014.

General Mills intends to fund the acquisition through available credit. The transaction is expected to be accretive to General Mills earnings in the first 12 months following completion, excluding certain purchase accounting adjustments, and transaction and integration expenses.

About Annie’s
Headquartered in Berkeley, Calif., Annie’s, Inc. is a rapidly growing natural and organic food company with a widely recognized brand. Founded in 1989, Annie’s markets more than 145 products and is present in more than 35,000 retail locations in the United States and Canada.

About General Mills

General Mills is one of the world’s leading food companies, operating in more than 100 countries around the globe. Its brands include Cheerios, Fiber One, Häagen-Dazs, Nature Valley, Yoplait, Betty Crocker, Pillsbury, Green Giant, Old El Paso, Wanchai Ferry, Yoki and more. Headquartered in Minneapolis, Minn., USA, General Mills had fiscal 2014 worldwide sales of $17.9 billion. General Mills acquired Small Planet Foods and its Cascadian Farm and Muir Glen organic food brands in January 2000. The LÄRABAR line of fruit and nut-based snack bars was added to the portfolio in 2008, and the Food Should Taste Good line of savory snacks was added in 2012. Today, the company competes in 14 categories in the fast-growing natural and organic industry, generating annual net sales of approximately $330 million in fiscal 2014.

Additional Information
The tender offer described in this news release has not yet commenced. This news release and the description contained herein is neither an offer to purchase nor a solicitation of an offer to sell shares of Annie’s, Inc. At the time the tender offer is commenced, General Mills and its wholly owned subsidiary, Sandy Acquisition Corporation, intend to file with the Securities and Exchange Commission (the “SEC”) a Tender Offer Statement on Schedule TO containing an offer to purchase, a form of letter of transmittal and other documents relating to the tender offer, and Annie’s intends to file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. General Mills, Sandy Acquisition Corporation and Annie’s intend to mail these documents to the stockholders of Annie’s. These documents will contain important information about the tender offer and stockholders of Annie’s are urged to read them carefully when they become available. Stockholders of Annie’s will be able to obtain a free copy of these documents (when they become available) and other documents filed by Annie’s, General Mills or Sandy Acquisition Corporation with the SEC at the website maintained by the SEC at www.sec.gov. In addition, stockholders will be able to obtain a free copy of these documents (when they become available) from the information agent named in the offer to purchase or from General Mills.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on our current expectations and assumptions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the potential results discussed in the forward-looking statements. In particular, our statements concerning the potential benefits from the acquisition of Annie’s, Inc. are subject to a number of factors that could cause the actual outcome to differ from our expectations, including the risk that the tender offer and related merger may not be consummated, or may not be consummated in a timely manner; the risk that a regulatory approval that may be required for the transaction is not obtained, or could only be obtained subject to unfavorable conditions that are not anticipated; the risk that anticipated revenue opportunities, cost savings, synergies, and other anticipated benefits from the transaction may not be fully realized or may take longer to realize than expected. In addition, future net sales and earnings of General Mills, Inc. and the combined businesses could be affected by a variety of factors, including: competitive dynamics in the consumer foods industry and the markets for our products, including new product introductions, advertising activities, pricing actions, and promotional activities of our competitors; economic conditions, including changes in inflation rates, interest rates, tax rates, or the availability of capital; product development and innovation; consumer acceptance of new products and product improvements; consumer reaction to pricing actions and changes in promotion levels; acquisitions or dispositions of businesses or assets; changes in capital structure; changes in laws and regulations, including labeling and advertising regulations; impairments in the carrying value of goodwill, other intangible assets, or other long-lived assets, or changes in the useful lives of other intangible assets; changes in accounting standards and the impact of significant accounting estimates; product quality and safety issues, including recalls and product liability; changes in consumer demand for our products; effectiveness of advertising, marketing, and promotional programs; changes in consumer behavior, trends, and preferences, including weight loss trends; consumer perception of health-related issues, including obesity; consolidation in the retail environment; changes in purchasing and inventory levels of significant customers; fluctuations in the cost and availability of supply chain resources, including raw materials, packaging, and energy; disruptions or inefficiencies in the supply chain; volatility in the market value of derivatives used to manage price risk for certain commodities; benefit plan expenses due to changes in plan asset values and discount rates used to determine plan liabilities; failure of our information technology systems; foreign economic conditions, including currency rate fluctuations; and political unrest in foreign markets and economic uncertainty due to terrorism or war. The company undertakes no obligation to publicly revise any forward-looking statement to reflect any future events or circumstances.